Exhibit 10.1

LOAN AGREEMENT

This Agreement between Luberski, Inc., a California corporation (hereinafter “Lender”) on one hand and RTG Steel Company, LLC, an Arizona limited liability company and Daybreak Oil and Gas, Inc., a Washington corporation (“Daybreak”)(collectively referred to as “Borrowers”), is entered into as of this _18th_day of May 2012 (the “Effective Date”).  All references to “Borrowers” and/or “Lender” in this Agreement shall also refer to all employees, consultants, agents or representatives of “Borrowers” and/or “Lender.”  This Agreement cancels and supersedes all prior agreements with respect to the subject matter of this Agreement.

WHEREAS, Lender agrees to loan Borrowers One Million Five Hundred Thousand Dollars($1,500,000.00) (the “Loan”).

WHEREAS, the Principal of the Loan ($1,500,000.00) shall be due and payable within 120 days of the Effective Date.

WHEREAS, the Loan will be repaid via 50% of all A/R payments received from customers of RTG until the Loan is repaid.

WHEREAS, interest at a rate of five percent (5%) per month shall be due and payable within 120 days of the Effective date.

WHEREAS, Borrowers agree to pay minimum interest in the amount of $150,000.00 (10% of the Principal of the Loan) regardless of the date that Borrowers repay the Loan.

WHEREAS, the Loan is secured by certain assets of Borrowers including, but not limited to,

a first lien position against all Accounts Receivable of RTG, a 1st Deed of Trust on all oil wells owned by Daybreak, and a first position lien on the vessel commonly known as the Arthur K. Atkinson.

WHEREAS, Borrower RTG has already entered into an agreement with Metal Recycling Corporation for MRC to purchase 5,500 tons of steel for $400 per ton.

WHEREAS, Lender shall be entitled to 7.5% of the gross revenues received by RTG from the sale of steel and scrap metal removed from the Arthur K. Atkinson.  Lender’s 7.5% royalty payment shall not be applied to the Loan Principal or interest due and owing on the Loan.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth in this Agreement and the performance of each, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

A.  Commencement, Interest, and Terms of Repayment of Loan

1.

This Agreement shall be effective as of the Effective Date.

2.

Lender agrees to loan Borrowers One Million Five Hundred Thousand Dollars ($1,500,000.00) on the Effective Date.

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3.

Loan Terms:

a.

Borrowers agree to repay the Loan by pledging at least 50% of all accounts receivable received by RTG after the Effective Date.  Borrowers tender payment to Lender totaling at least 50% of any payment received by RTG within three (3) business days after RTG’s receipt of payment on any such receivable.

b.

The Loan shall bear interest at a rate of five (5) percent per month.

c.

The Loan shall bear minimum interest totaling One Hundred Fifty Thousand Dollars ($150,000.00).

d.

Notwithstanding the payments made pursuant to subparagraph (a) above, Borrowers shall repay all principal and interest due on the Loan within 120 days after the Effective Date of this Agreement.

4.

Royalty Payments.  In further consideration of providing financial accommodations to Borrowers, RTG agrees to grant Lender a 7.5% interest in the Gross revenues received by RTG from the sale of steel and scrap metal removed from the Arthur K. Atkinson.  The 7.5% royalty payment paid by Borrower RTG to Lender shall not be applied to the Loan Principal and/or the interest due and owing on the Loan.  The 7.5% royalty payment shall be paid independently of the Loan until all removable steel and scrap metal on the vessel commonly known as the Arthur K. Atkinson has been sold.

5.

Reporting Requirement. Upon Lender’s written request, Borrowers shall provide written evidence of all outstanding accounts receivable due Borrowers and all outstanding accounts receivable received by Borrowers since the Effective Date.  Lender shall also have the right to request an accounting of all steel removed from the Arthur K. Atkinson to be sold to third parties.  Borrowers shall have three (“3”) business days to provide all documentation requested by Lender under this paragraph.

6.

Place of Payment.  Payments shall be deemed paid when received by Lender.  All payments are to be made payable to Luberski, Inc. and shall be mailed to Lender’s address located at 310 N. Harbor Blvd., Ste 205, Fullerton, CA 92832.

7.

This Loan is contingent upon Borrowers executing any and all documents necessary to grant and perfect Lender’s security interest in certain assets of Borrowers including, but not limited to, a first lien position in all Accounts Receivable of RTG, a 1st Deed of Trust on all oil wells owned by Borrowers, and a first position lien on the vessel commonly known as the Arthur K. Atkinson.

8.

Borrowers agree to provide written notice of its intent to either document or register the vessel commonly known as the Arthur K. Atkinson.  If Borrowers register the Arthur K. Atkinson with the state then they agree to properly disclose Lender’s lienholder interest against the vessel to the state.  If Borrowers document the vessel with the Coast Guard then they agree to disclose Lender’s lienholder interest against the vessel to the appropriate federal agency.

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9.

Default.

a.

If Borrowers fail to pay the entire balance on or before deadlines described in paragraphs 3 or 4 above, immediately be deemed in default of this Agreement.

b.

Upon any event of Default, Borrowers will have the right to call the remaining balance on the Loan along with any accrued interest immediately due.

B.  Purpose of Loan

1.

Commercial Loan.  This Loan is intended as a commercial loan.  Borrowers do not intend to use the proceeds from this loan for personal, family, or household purposes.

2.

More specifically, the proceeds from the instant Loan shall be used to purchase the vessel commonly known as the Arthur K. Atkinson.

C.  Representations and Warranties

In order to induce Lender to enter into this Agreement and to make the Loan, Borrowers represent and warrant to Lender as follows:

a.

The execution, delivery and performance by Borrowers of this Agreement and the Note have been duly authorized by all necessary action on its part and does not and will not:  (i) contravene or conflict with its constituent or governing documents or instruments; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction decree, determination or award applicable to Borrowers; (iii) result in a breach of, or constitute a default or require any consent under, any agreement or instrument to which Borrowers are  party or by which it or its assets may be  bound or affected; (iv) result in or require the creation or imposition of any lien, security interest or encumbrance upon or with respect to any of Borrowers’ properties or assets; or (v) cause Borrowers to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such agreement or instrument;

b.

This Agreement and the Note, when executed and delivered in accordance with this Agreement, are and/or will be legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms.

c.

Borrowers represent that they will use the Loan Proceeds to purchase an unencumbered ownership interest in the Arthur K. Atkinson.

d.

Borrowers represent that the Arthur K. Atkinson is an undocumented vessel that was formerly documented as USCG Doc. No.: 214656.

e.

Borrowers represent that RTG has already entered into an agreement with Metal Recycling Corporation for MRC to purchase 5,500 tons of steel for $400 per ton.

f.

Borrowers further represent that it will disassemble the Arthur K. Atkinson to sell steel at the rates described in paragraph (e) above.

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C.  Miscellaneous Terms, Conditions and Obligations

1.

Attorneys Fee. If this Agreement is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, the prevailing party shall pay all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

2.

Joint and Several Liability.  Borrowers shall be jointly and severally liable under this Agreement.

3.

Right to Attorney Review. Before signing this Agreement, Borrowers have had the opportunity to discuss this Agreement and all of its terms with an attorney and have knowingly and voluntarily agreed to the provisions in the Agreement.

4.

Waiver.  The Undersigned hereby waives diligence, presentment, protest, and notice of every kind. In the event a default occurs and this note is placed in the hands of an attorney for collection, the Undersigned promises to pay reasonable attorney's fees and costs in the collection of this note whether or not suit is commenced or judgment is entered.

5.

Modification.  This Agreement may not be modified orally but may only be modified in writing. Any modification shall be limited only to the express language of the modification instrument all other provisions shall remain binding and enforceable.

6.

Conflicting Agreements.  In the event of any inconsistencies between the terms of this Agreement and the terms of any other document related to this Agreement evidenced by this Agreement, the terms of this Agreement shall prevail.

7.

Governing Law/Jurisdiction.  This Agreement shall be construed in accordance with the laws of the State of California, and the parties stipulate to the personal jurisdiction of the state and federal courts for the county of Orange, California.

8.

Severability.  If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

9.

Binding Effect.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

10.

Descriptive Headings.  The descriptive headings used herein are for convenience of reference only and they are not intended to have any affect whatsoever in determining the rights or obligations under this Agreement.

11.

Construction.  The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date written above.

BORROWERS:

DAYBREAK OIL AND GAS, INC., A Washington corporation

By:

/s/ James F. Westmoreland

Name:

James F. Westmoreland

Title:

President and Chief Executive Officer

RTG STEEL COMPANY, LLC, an Arizona limited liability company

By:

/s/ David Wetmore

Name:

David Wetmore

Title:

Managing Member

LENDER:

LUBERSKI, INC., a California corporation

By:

/s/ Timothy Luberski

Name:

Timothy Luberski

Title:

President

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